EXHIBIT 5.1

OPINION OF BARTLIT BECK HERMAN PALENCHAR & SCOTT LLP

September 29, 2008

The Parent Company

717 17th Street, Suite 1300

Denver, Colorado 80202

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to The Parent Company, a Colorado corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 to be filed by the Company with the Securities and Exchange Commission on the date hereof (the “Registration Statement”), relating to the registration of 10,568,164 shares of the Company’s Common Stock, par value $0.001 per share, of which 3,270,009 shares are issuable upon exercise of warrants (the “Warrants”) issued on July 10, 2008 to Laminar Direct Capital, L.L.C. and John C. Textor (the “Warrant Shares”), 7,293,067 shares are currently issued and outstanding and held by the selling shareholders listed in the Registration Statement (the “Outstanding Shares”) and 5,088 shares are issuable upon the exercise of certain other derivative securities, (the “Other Derivative Shares”).

In connection with this opinion, we have examined and relied upon the Registration Statement and the related Prospectus, the Company’s Articles of Incorporation and Bylaws (each as presently amended or restated), and the originals or copies certified to our satisfaction of such other records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

Based upon the foregoing and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that, assuming that the Registration Statement shall have become effective pursuant to the provisions of the Securities Act of 1933, as amended, (i) the Warrant Shares, when issued and sold in accordance with the Warrants, the Registration Statement and the related Prospectus, will be validly issued, fully paid and non-assessable, (ii) the Other Shares, when sold in accordance with the Registration Statement and the related Prospectus, will be validly issued, fully paid and non-assessable, and (iii) the Other Derivative Shares, when issued and sold in accordance with the applicable derivative securities, the Registration Statement and the related Prospectus, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Bartlit Beck Herman Palenchar & Scott LLP